Exhibit 10.14

Final

SUNBELT RENTALS HOLDINGS, INC.

2026 OMNIBUS EQUITY INCENTIVE PLAN

INCLUDING THE U.K. SUB-PLAN

SECTION 1. Purpose. The purpose of this 2026 Omnibus Equity Incentive Plan (the “Plan”) is to enable the Company (as defined below) to grant equity compensation awards and other types of incentive compensation and promote the success and enhance the value of the Company by linking the individual interests of the Company’s directors, officers, employees and consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is intended to provide the Company with flexibility in its ability to motivate, attract and retain the services of such individuals upon whose judgment, interests and special effort the successful conduct of the Company’s operation is largely dependent. The Plan is further intended to replace the Prior Plan (as defined below) as of the Effective Date (as defined below) and, as of the Effective Date, no additional awards may be granted under the Prior Plan. Notwithstanding the foregoing and anything herein to the contrary, any awards granted under the Prior Plan shall remain in effect pursuant to their terms, as may be amended from time to time.

SECTION 2. Definitions and Interpretations.

(a) Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

“Applicable Exchange” means the New York Stock Exchange, the London Stock Exchange or any other national stock exchange or quotation system on which the Shares may be listed or quoted.

“Applicable Law” means legal requirements relating to the Plan under U.S. federal and state corporate law, U.S. federal and state securities law, the Code, the Applicable Exchange and the applicable laws of the United Kingdom or any other country or jurisdiction where Awards are, or will be, granted, exercised, vested or settled, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award that is permitted under Section 6 and granted under the Plan or any Sub-Plan.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award that is settled in cash and the value of which is set by the Committee but is not calculated by reference to the Fair Market Value of a Share.

“Change in Control” means the occurrence of any of the following events:

(a) a transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than fifty (50) percent of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition by the Company or any of its Subsidiaries; (ii) any such acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any such acquisition to which Sections (c)(i), (c)(ii) and (c)(iii) apply; or (iv) in respect of an Award held by a particular Participant, any such acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(b) the Incumbent Directors cease for any reason to constitute a majority of the Board; or

(c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)), directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

(ii) after which no person or group beneficially owns voting securities representing fifty (50) percent or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section (c)(ii) as beneficially owning fifty (50) percent or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii) after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

“Clawback Policy” shall have the meaning specified in Section 7(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the Treasury Regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means Sunbelt Rentals Holdings, Inc., a corporation organized under the laws of the State of Delaware, together with any successor thereto.

“Covered Person” shall have the meaning specified in Section 3(d).

“Data” shall have the meaning specified in Section 9(e).

“Director” means any member of the Board, but solely in his or her capacity as such a member of the Board.

“Director Pay Limit” shall have the meaning specified in Section 4(c).

“Effective Date” shall have the meaning specified in Section 11.

“Eligible Person” means any (a) individual employed by the Company or a Subsidiary, (b) Director or officer of the Company or a Subsidiary, (c) consultant or advisor to the Company or a Subsidiary who may be offered securities registrable on Form S-8 under the Securities Act or (d) to the extent any such individual may be offered securities registrable on Form S-8 under the Securities Act, any prospective employee, Director, officer, consultant or advisor who has accepted an offer of employment or service from the Company or a Subsidiary (and would satisfy the provisions of clauses (a), (b) or (c) above once such individual begins employment with or providing services to the Company or a Subsidiary).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price per Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price per Share used to calculate the amount payable to the Participant pursuant to such SAR.

“Expiration Date” shall have the meaning specified in Section 11.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, or as otherwise determined by the Committee, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing per Share sales price of Shares as reported by the New York Stock Exchange (or any Applicable Exchange upon which the Company Shares are primarily listed) for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, and which is so designated in the applicable Award Agreement.

“Incumbent Directors” shall mean for any period of twelve (12) consecutive calendar months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section (a) or (c) of the definition of Change in Control), whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the twelve (12)-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“ISO Limit” shall have the meaning specified in Section 4(a).

“Non-Employee Director” means a Director of the Company who is not an officer or employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any parent of the Company or any Subsidiary.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any Eligible Person who is selected by the Committee to receive an Award or who receives a Substitute Award.

“Performance Goals” means the goal or goals that the Committee shall select for purposes of any Award and shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, the applicable Participant or any combination of the foregoing, which may include any of the following: (a) share price; (b) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization); (c) operating income; (d) earnings per share (including specified types or categories thereof); (e) cash flow (including specified types or categories thereof); (f) revenues (including specified types or categories thereof); (g) return measures (including specified types or categories thereof); (h) shareholder return measures (including specified types or categories thereof); (i) sales or product volume; (j) working capital; (k) gross or net profitability/profit margins (including profitability of an identifiable business unit or product); (l) objective measures of productivity or operating efficiency; (m) costs (including specified types or categories thereof); (n) expenses (including specified types or categories thereof); (o) product unit and pricing targets; (p) credit rating or borrowing levels; (q) market share (in the aggregate or by segment); (r) level or amount of acquisitions; (s) economic, enterprise, book, economic book or intrinsic book value (including on a per share basis); (t) improvements in capital structure; (u) customer satisfaction survey results; (v) implementation or completion of critical projects; and (w) any other measure the Committee deems appropriate.

“Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.

“Plan” shall have the meaning specified in Section 1.

“Prior Plan” means the Ashtead Group Long-Term Incentive Plan 2021.

“Public Trading Date” shall mean the first date upon which Shares are listed (or approved for listing) on the New York Stock Exchange.

“Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents a promise to deliver Shares, cash, other securities, other Awards or other property, subject to the satisfaction of the applicable vesting conditions, in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents a promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Share Limit” shall have the meaning specified in Section 4(a).

“Shares” means shares of common stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(d).

“Sub-Plan” means any sub-plan established with respect to the Plan, including the U.K. Sub-Plan, as may be amended from time to time.

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of its securities.

“Substitute Awards” shall have the meaning specified in Section 4(e).

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“U.K.” means the United Kingdom.

“U.K. Sub-Plan” means the U.K. Sub-Plan to the Plan, as set forth in the Appendix (as may be amended from time to time).

“U.S.” means the United States.

(b) Interpretation. In the Plan, unless otherwise specified, (i) the rule headings are inserted for ease of reference only and do not affect their interpretation, (ii) a reference to a Section is a reference to a Section of the Plan unless the contrary intention appears, (iii) the singular includes the plural and vice versa, (iv) a reference to a statutory provision includes any statutory modification, amendment or re-enactment thereof, (v) references to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes or representing or reproducing words in a visible form except as provided in the terms of the Plan and/or, where it constitutes writing in electronic form sent to the Company, the Company has agreed to its receipt in such form, (vi) provisions in the Plan referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Committee, and (vii) provisions in the Plan referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Committee has approved.

SECTION 3. Administration.

(a) Composition of the Committee. The Plan (including any Sub-Plan) shall be administered by the Committee, which shall be composed of one or more Directors, as determined by the Board, provided, however, that the Board may, in its discretion, administer the Plan or any Sub-Plan with respect to Awards granted to Non-Employee Directors and, in any such case, shall have all the authority and responsibility granted to the Committee herein. Unless otherwise determined by the Board, each of the members of the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

(b) Authority of the Committee. Subject to the terms of the Plan and Applicable Law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine when and what types and amounts of Awards should be granted, (iii) determine all terms and conditions of Awards (including (subject to the limits in Section 4) the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or Performance Goals relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any Performance Goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine), (iv) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (v) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (vi) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (vii) make any other decision or determination (including as to whether any Performance Goal or other vesting conditions have been satisfied) as is provided for or may be required under the terms of the Plan, (viii) subject to Section 10, adopt, amend and administer such procedures or Sub-Plans on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan or comply with Applicable Law and (ix) take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. To the maximum extent permitted by Applicable Law, each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority. Subject to the terms of Applicable Law, the Company’s Certificate of Incorporation and Bylaws, the Committee may delegate to one or more Directors or officers of the Company the authority to make grants of Awards to current and prospective Eligible Persons and all necessary and appropriate decisions and determinations with respect thereto, subject to any conditions or requirements imposed by the Committee on the exercise of such delegated authority; provided that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company

(or Directors) to whom authority to grant or amend Awards has been delegated hereunder. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.

SECTION 4. Shares Subject to the Plan.

(a) Share Limits.

(i) Subject to adjustment as provided in Section 4(d), the maximum number of Shares that may be issued pursuant to Awards (inclusive of any Awards made pursuant to any Sub-Plan) shall be equal to the sum of: (x) 18,200,000 and (y) any Shares, which as of the Effective Date, are subject to awards under the Prior Plan, which are forfeited or lapse unexercised and which following the Effective Date are not issued under the Prior Plan (the “Share Limit”).

(ii) Subject to adjustment as provided in Section 4(d), the maximum number of Shares that may be delivered upon the exercise of Incentive Stock Options shall be equal to 18,200,000 (the “ISO Limit”).

(b) Share Usage. If, after the Effective Date, (A) any Award is forfeited, or otherwise expires, terminates or is canceled without the issuance of all Shares subject thereto, (B) any Award is settled other than wholly by issuance of Shares (including cash settlement), or (C) any dividend or dividend equivalent in connection with any Award is settled other than wholly by issuance of Shares (including cash settlement), then, in each such case, the number of Shares subject to such Award that were not issued, or were tendered or substituted, with respect to such Award shall not be treated as issued for purposes of reducing the Share Limit; provided, however, that Shares (1) surrendered or tendered to the Company in payment of the Exercise Price of an Option, (2) surrendered or tendered to the Company in payment of any taxes withheld in respect of an Award, (3) subject to a SAR that are not issued in connection with its stock settlement on exercise with respect to the Exercise Price thereof, or (4) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall, in the case of subsections (1), (2), (3) and (4), be treated as issued for purposes of the Share Limit. Notwithstanding the provisions of this Section 4(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Non-Employee Director Limit. No Non-Employee Director may be paid or granted, in any fiscal year, cash compensation and equity awards (including any Awards issued under the Plan) with an aggregate value greater than (i) $2,200,000, in the case of any Non-Employee Director who also serves as the Chairperson of the Board, and (ii) $1,000,000, in the case of any other Non-Employee Director (in each case, with the value of each Award (or any other equity award) based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)) (such limits, collectively, the “Director Pay Limit”). Any such compensation that is deferred will be counted toward the Director Pay Limit for the year in which it was first granted, and not when paid or settled (if later). Any cash compensation paid or Awards (or any other equity awards) granted to an individual for such individual’s services as an employee or consultant (other than as a Director), will not be subject to the Director Pay Limit.

(d) Adjustments for Changes in Capitalization and Similar Events.

(i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust, in the manner the Committee determines appropriate, any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Share Limit and the ISO Limit, and (B) the terms of any outstanding Award so as to prevent the enlargement or diminishment of the benefits provided thereunder, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Award relates, (2) the Exercise Price, if applicable, with respect to such Award and (3) the vesting terms (including Performance Goals) applicable to such Award.

(ii) Subject to Section 4(d)(i), in the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event or other unusual, extraordinarily or non-recurring event (including a change in Applicable Law or accounting standards) that affects the Shares, the Company, its Affiliates or the Company’s financial statements, the Committee may (A) equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Share Limit and the ISO Limit, and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Awards relates (including through the assumption of such Award by another entity or substitution of such Award for an award issued by another entity), (Y) the Exercise Price, if applicable, with respect to such Award and (Z) the vesting terms (including Performance Goals) applicable to such Award, (B) make provision for a cash payment or other property to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment or other property to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount (or with a Fair Market Value) equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, (C) cancel and terminate any Option or SAR having an Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor or (D) in the case of an outstanding Option or SAR, establishing a date upon which such Award will expire unless exercised prior thereto.

(e) Substitute Awards. Awards may be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs set forth in Section 7(c). The number of Shares underlying any Substitute Awards shall not be counted against the Share Limit; provided, however, that Substitute Awards issued or intended as Incentive Stock Options shall be counted against the ISO Limit.

Shares may be issued under the Plan in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of Shares available for issuance under the Plan.

(f) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares reacquired by the Company in any manner.

SECTION 5. Eligibility. Any Eligible Person shall be eligible to receive an Award.

SECTION 6. Awards.

(a) Types of Awards. Awards may be made under the Plan in the form of (i) Options (including Incentive Stock Options), (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Cash Incentive Awards or (vi) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. The Committee shall determine all terms and conditions of each Award (including any Performance Goals applicable thereto), which shall be set forth in the applicable Award Agreement.

(b) Options.

(i) General. Each Option shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 421 and 422 of the Code, as may be amended from time to time. If, for any reason, an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(ii) Exercise Price. The Exercise Price covered by each Option shall be set by the Committee, but for any such Award granted to a Participant subject to taxation in the United States, shall not be less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate (a “Greater Than 10% Stockholder”), the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the Exercise Price covered by such Option granted to a Participant subject to taxation in the United States may be less than the Fair Market Value per Share on the date of grant; provided that such Exercise Price shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

(iii) Vesting and Exercise. Except as otherwise specified in the applicable Award Agreement, each Option may only be exercised to the extent that it has vested at the time of exercise. Each Option shall be deemed to be exercised when notice of such exercise has been given to the Company in accordance with the terms of the applicable Award Agreement and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Option is exercised has been received by the Company.

(iv) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company. Such payments may be made in cash (or its equivalent) or, in the Committee’s discretion, through any other method (or combination of methods) approved by the Committee.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted (or in the case of an Incentive Stock Option granted to a Greater Than 10% Stockholder, the fifth anniversary), unless such expiration date occurs at a time when trading in the Shares is prohibited by any exchange and/or insider trading policy that may be established by the Company, as amended from time to time (a “Trading Policy”), or any “black-out” or similar period under the Company’s policies covering trading the Company’s securities (a “Black Out Period”), in which case, solely in respect of Nonqualified Stock Options, such expiration date shall be extended automatically until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code (if applicable)) and (B) three months after the date the Participant who is holding the Option ceases to be a Director, officer, employee and consultant of the Company or one of its Affiliates.

(vi) Additional Terms of Incentive Stock Options. By accepting an Incentive Stock Option, a Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Incentive Stock Option made within the later of (A) two years from the grant date of the Incentive Stock Option or (B) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Committee will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Nonqualified Stock Option.

(vii) Non-Exempt Employees. No Option, whether or not vested, granted to a Participant who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended (the “FLSA”), will be first exercisable for any Shares until at least six months following the date of grant of such Award, except as otherwise permitted under the FLSA. This Section 6(b)(vii) is intended to operate so that any income derived by a Participant who is a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from the Participant’s regular rate of pay.

(c) SARs.

(i) Exercise Price. The Exercise Price covered by a SAR shall be set by the Committee, but for any such Award granted to a Participant subject to taxation in the United States, shall not be less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). Notwithstanding the foregoing, in the case of a SAR that is a Substitute Award, the Exercise Price of the Shares subject to such SAR granted to a Participant subject to taxation in the United States may be less than the Fair Market Value on the date of grant; provided that the Exercise Price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

(ii) Rights on Exercise. Except as otherwise specified in the applicable Award Agreement, each SAR may only be exercised to the extent that it has vested at the time of exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof.

(iii) Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted, unless such expiration date occurs at a time when trading in the Shares is prohibited by any Trading Policy or any Black-Out Period, in which case, such expiration date shall be extended automatically until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code (if applicable)), and (B) three months after the date the Participant who is holding the SAR ceases to be a Director, officer, employee and consultant of the Company or one of its Affiliates.

(iv) Non-Exempt Employees. No SAR, whether or not vested, granted to a Participant who is a non-exempt employee for purposes of the FLSA will be first exercisable for any Shares until at least six months following the date of grant of such Award, except as otherwise permitted under the FLSA. This Section 6(c)(iv) is intended to operate so that any income derived by a Participant who is a non-exempt employee in connection with the exercise or vesting of a SAR will be exempt from the Participant’s regular rate of pay.

(d) Restricted Shares and RSUs.

(i) Restricted Shares. Each Restricted Share shall be subject to the transfer restrictions and vesting and forfeiture provisions set forth in the applicable Award Agreement. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which such Restricted Shares would otherwise be taxable under Section 83(a) of the Code, such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.

(ii) RSUs. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, upon the vesting thereof or such other date (or upon such other event) specified in the applicable Award Agreement.

(e) Cash Incentive Awards and Other Equity-Based Awards. The Committee shall have authority to grant to Participants Cash Incentive Awards and other equity-based or equity-related Awards (whether payable in cash, equity or otherwise), including fully vested Shares, in such amounts and subject to such terms and conditions as the Committee shall determine.

SECTION 7. General Award Terms.

(a) Dividends and Dividend Equivalents. Any Award (other than an Option or SAR granted to a U.S. taxpayer, or a Cash Incentive Award granted to any Participant) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred or vested or unvested basis, including (i) payment directly to the Participant, (ii) holding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that any dividends or dividend equivalents with respect to Awards subject to vesting requirements shall be accumulated in a manner determined by the Committee until such Award is earned and such dividends and dividend equivalents shall not be paid if such vesting requirements of the underlying Award are not satisfied.

(b) Recoupment of Awards. Awards shall be subject to the Company’s Executive Compensation Clawback Policy, as may be amended from time to time or any successor compensation recoupment policy thereto (the “Clawback Policy”). The Company may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder (i) pursuant to the terms of the Clawback Policy, (ii) pursuant to the terms of any other malus and clawback policies the Company may adopt from time to time, or (iii) as necessary or appropriate to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, Rule 10D-1 of the Exchange Act, the rules and regulations of New York Stock Exchange or any other securities exchange on which the Shares are listed and any other Applicable Laws.

(c) Repricing. Notwithstanding anything herein to the contrary, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Award, any award under any other equity compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(d) shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

SECTION 8. Change in Control.

(a) Notwithstanding any other provisions of the Plan and unless the Committee determines otherwise, in the event a Change in Control occurs and the surviving entity or successor corporation in such Change in Control does not assume or substitute outstanding Awards (or any portion thereof), then immediately prior to such Change in Control such outstanding Awards, to the extent not assumed or substituted, shall become fully vested and, as applicable, exercisable and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction, provided that, unless the Committee determines otherwise, to the extent the vesting of any such Award is subject to the satisfaction of specified Performance Goals, such Award shall vest at either (as the Committee may determine) (i) the target level of performance, which may be pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the Change in Control, or (ii) the actual level of performance as of the most recent practicable date prior to the Change in Control (as determined by the Committee) with respect to all applicable Performance Goals (and the vesting pursuant to this clause (ii) shall constitute “full vesting” for purposes of this Section 8(a)). Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including the date of such Change in Control, and shall give each Participant the right to exercise or receive payment in satisfaction of such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 8(a) is zero or negative at the time of such Change in Control (which value shall be determined by the Committee in its sole discretion and its determination shall be conclusive and binding), including any Options or SARs with an Exercise Price that is greater than the Fair Market Value of a Share as of the Change in Control date, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(b) For purposes of this Section 8, an Award shall be considered assumed or substituted if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent substantially equal in fair market value to the per-share consideration received by holders of Shares in the Change in Control. In cases where an Award is subject to Performance Goals at the time of a Change in Control, such Award shall be considered assumed or substituted if, following the Change in Control, the Award is converted assuming achievement of the Performance Goals at target levels or as otherwise provided in the Award Agreement, which may provide that the Award shall convert on a pro rata basis based on achievement of the Performance Goals through the period immediately prior to the Change in Control. The determination of whether an Award shall be considered substituted or assumed and whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

SECTION 9. General Provisions.

(a) Nontransferability. During the Participant’s lifetime, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. All terms and conditions of the Plan and the applicable Award Agreements shall be binding upon any permitted successors and assigns.

(b) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(c) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(d) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any Applicable Law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

(e) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 9(e) by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Participant, including, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws such Participant’s consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(f) Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the price of Shares (including any equity restructuring or any securities offering or other similar transaction) or for reasons of administrative convenience or to facilitate compliance with any Applicable Law, the Committee may refuse to permit the exercise or settlement of one or more Awards for such period of time as the Committee may determine to be reasonably appropriate under the circumstances.

(g) Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Participant and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Participant until the end of such period.

(h) Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes (including any income or other tax, mandatory charges or social security contributions in connection with an Award for which the Committee determines that the Participant is liable (or which may be recovered from the Participant) and for which the Company or its Affiliate (or former Affiliate) is obliged to account to any relevant tax or other governmental authority) in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes, except to the extent such withholding would result in penalties under Section 409A of the Code. Without limiting the generality of the foregoing, subject to the Committee’s prior approval, a Participant may satisfy, in whole or in part, such withholding liability by having the Company withhold from the number of Shares otherwise issuable pursuant to the Award, a number of Shares having a Fair Market Value equal to such withholding liability; provided that, in the event Shares are so withheld in connection with the vesting of an Award of Restricted Shares, such withheld Shares shall be immediately cancelled by the Company and shall not constitute treasury Shares. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction for all tax-related items that are applicable to such taxable income.

(i) Section 409A.

(i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period or, if earlier, such Participant’s death. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant. For purposes of Section 409A of the Code, any right to a series of installment payments under any Award shall be treated as a right to a series of separate payments.

(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(j) Non-U.S. Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the U.S. in which the Company and its Subsidiaries operate or have Eligible Persons, or in order to comply with the requirements of any non-U.S. securities exchange or other Applicable Law, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Persons outside the U.S. are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the U.S. to comply with Applicable Law (including applicable non-U.S. laws or listing requirements of any non-U.S. securities exchange); (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share Limit or the Director Pay Limit; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any non-U.S. securities exchange.

(k) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(l) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (including other equity-based awards and cash incentive awards), and such arrangements may be either generally applicable or applicable only in specific cases.

(m) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a Director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The Plan and any Award Agreement shall not constitute or form part of any contract of employment or service between the Company or any Affiliate and a Participant. Unless

otherwise expressly provided in any Award Agreement, the benefit to a Participant of participation in the Plan (including any Award granted to the Participant or any Shares issued, allotted or transferred to the Participant) shall not form any part of the Participant’s compensation or count as the Participant’s compensation for any purpose. The rights or opportunity granted to a Participant on the grant of an Award shall not give the Participant any employment rights or additional rights and if the Participant ceases to be retained as a Director, officer, employee or consultant of or to the Company or any Affiliate, the Participant shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including any Award held by the Participant should it lapse by reason of the Participant ceasing to be retained as a Director, officer, employee or consultant of or to the Company or any Affiliate) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

(n) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until the Participant or holder or beneficiary, as applicable, has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(d) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(o) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(p) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to grant Awards or issue or transfer any Shares or other consideration under an Award if it determines that the grant, issuance or transfer of such Award or Shares or such other consideration might violate any Applicable Law or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(r) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(s) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, no Participant shall have any rights or entitlements with respect to fractional Shares and no cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares.

(t) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive.

(u) Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

(v) Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for any Eligible Person, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

(w) Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Committee, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

(x) Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

SECTION 10. Amendment and Termination.

(a) Amendments to the Plan. Subject to any Applicable Law, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Plan Share Limit or the Plan ISO Limit (in either case, except for increases pursuant to an adjustment under Section 4(d)), (ii) expand the class of employees or other individuals eligible to participate in the Plan, (iii) extend the Expiration Date or (iv) result in any amendment, cancellation or action described in Section 7(c) being permitted without the approval of the Company’s stockholders. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall previously have been granted, materially and adversely affect the rights of such Participant (or the Participant’s transferee) under such Award, unless otherwise provided in the applicable Award Agreement.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award previously granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary.

SECTION 11. Term of the Plan. The Plan shall be effective as of the day prior to the Public Trading Date (the “Effective Date”). No Award shall be granted under the Plan during any period of suspension or after the tenth anniversary of the Effective Date (such anniversary, the “Expiration Date”). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter. Any awards that are outstanding under the Plan as of the Expiration Date shall continue to be subject to the terms and conditions of the Plan and an applicable Award Agreement.

APPENDIX

U.K. SUB-PLAN

TO THE SUNBELT RENTALS HOLDINGS, INC. 2026 OMNIBUS EQUITY INCENTIVE PLAN

This sub-plan (the “U.K. Sub-Plan”) to the Sunbelt Rentals Holdings, Inc. 2026 Omnibus Equity Incentive Plan (the “Plan”) has been adopted in accordance with Section 3(b) of the Plan. This U.K. Sub-Plan incorporates all the provisions of the Plan except as expressly modified in accordance with the provisions of this U.K. Sub-Plan.

In this U.K. Sub-Plan, the words and expressions used in the Plan shall bear, unless the context otherwise requires, the same meaning herein save to the extent the rules in this U.K. Sub-Plan provide to the contrary.

For the purposes of this U.K. Sub-Plan, the provisions of the Plan shall operate subject to the following modifications:

1.	Eligibility.

An individual who is a resident of the U.K. shall be eligible to receive Awards under the U.K. Sub-Plan only if they are a bona fide employee or a former employee of the Company or a Subsidiary, or a wife, husband, widow, widower, civil partner, surviving civil partner, or child or step-child under the age of eighteen of such employee or former employee.

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